                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             A.H. Belo Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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

                                  [BELO LOGO]
                            400 SOUTH RECORD STREET
                              DALLAS, TEXAS 75202

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1998

                            ------------------------
To the Shareholders of A. H. BELO CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of A. H. Belo Corporation (the "Company"), a Delaware corporation, will be held in the Dallas Museum of Art Auditorium, 1717 North Harwood Street, Dallas, Texas, on Wednesday, May 13, 1998, at 9:30 a.m., Dallas, Texas time, for the following purposes:

          1. To elect six Class III directors to hold office for a term of three years or until their respective successors are elected and qualified; and

          2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 150,000,000 to 450,000,000; and

          3. To transact such other business as properly may come before the Annual Meeting or any adjournment thereof.

     The close of business on March 20, 1998 has been fixed by the Board of Directors of the Company as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

     A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1997 accompany this notice.

     It is important that your shares be represented at the Annual Meeting. If you do not expect to attend in person, please sign and date the form of Proxy and return it in the enclosed envelope. Shareholders who do plan to attend may vote at the Annual Meeting. The form of Proxy is enclosed as a separate, single-card insert within the mailing envelope in which this Proxy Statement is contained. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

                                             By Order of the Board of Directors

                                                    MICHAEL J. McCARTHY
                                                         Secretary

April 3, 1998

                                  [BELO LOGO]
                            400 SOUTH RECORD STREET
                              DALLAS, TEXAS 75202

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1998

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of A. H. Belo Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held in the Dallas Museum of Art Auditorium, 1717 North Harwood Street, Dallas, Texas, on Wednesday, May 13, 1998, at 9:30 a.m., Dallas, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.

     This Proxy Statement and form of Proxy are being mailed to shareholders on or about April 3, 1998. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

          (1) FOR the election of the six nominees listed under "Election of Directors" as nominees of the Company for election as Class III directors, for a three-year term; and

          (2) FOR the proposal to amend the Company's Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 150,000,000 to 450,000,000; and

          (3) At the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders (see "Shareholder Proposals" herein), the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

     The cost of solicitation of proxies will be borne by the Company. The Company has engaged Morrow & Co., Inc. to solicit proxies from beneficial owners of shares standing in the name of brokers and other nominees. The Company has agreed to pay Morrow & Co., Inc. a fee of $7,000 and the amount of its expenses for such service. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                     DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                           AND PRINCIPAL SHAREHOLDERS

     The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on March 20, 1998. As of the record date, the Company had issued and outstanding and entitled to vote at the Annual Meeting shares of Series A Common Stock, par value $1.67 per share ("Series A
shares"), and           shares of Series B Common Stock, par value $1.67 per
share ("Series B shares"). (The Series A shares and Series B shares together are referred to herein as the "Common Stock." For a description of the voting rights of the Series A shares and Series B shares, see "Quorum and Voting" herein.)

     The following table sets forth information as of December 31, 1997, regarding the beneficial ownership of the Company's Common Stock by each person known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by certain of the Company's executive officers, directors and nominees, and by all of its directors and executive officers as a group.

                                                          SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                                         AND PERCENTAGE OF OUTSTANDING SHARES AS OF
                                                                    DECEMBER 31, 1997(2)
                                                         -------------------------------------------
                  NAME AND ADDRESS OF                                                    PERCENT OF
                  INDIVIDUAL OR GROUP                     SERIES A        SERIES B        CLASS(3)
                  -------------------                    ----------      ----------      -----------
Robert W. Decherd(1)*+.................................    752,637(4)    2,246,295(5)        4.8%
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265
Ward L. Huey, Jr.**+...................................    160,740(6)       65,500(7)        ***
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265
Burl Osborne*+.........................................    154,625(8)       54,396(9)        ***
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265
Michael J. McCarthy+...................................     59,941(10)      21,154(11)       ***
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265
Michael D. Perry+......................................     51,700(12)      21,154(11)       ***
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265
John W. Bassett, Jr.*..................................    146,526(13)     177,360(14)       ***
400 North Pennsylvania Avenue, Suite 250
Roswell, New Mexico 88202
Henry P. Becton, Jr.*..................................      6,084(15)         -0-           ***
125 Western Avenue
Boston, Massachusetts 02134
Fanchon M. Burnham*....................................     71,564(16)         -0-           ***
3554 Edmunds Street, N.W.
Washington, D.C. 20007
Judith L. Craven, M.D., M.P.H.**.......................     26,900(17)       5,000(18)       ***
2200 North Loop West
Houston, Texas 77018
Roger A. Enrico*.......................................     15,000(19)       5,000(18)       ***
700 Anderson Hill Road
Purchase, New York 10577

                                                          SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                                         AND PERCENTAGE OF OUTSTANDING SHARES AS OF
                                                                    DECEMBER 31, 1997(2)
                                                         -------------------------------------------
                  NAME AND ADDRESS OF                                                    PERCENT OF
                  INDIVIDUAL OR GROUP                     SERIES A        SERIES B        CLASS(3)
                  -------------------                    ----------      ----------      -----------
Peter B. Freeman*......................................    170,629             -0-           ***
100 Alumni Avenue
Providence, Rhode Island 02906
Stephen Hamblett**.....................................    208,979             -0-           ***
75 Fountain Street
Providence, Rhode Island 02902
Dealey D. Herndon(1)**.................................  1,043,026(20)   1,310,624(21)       3.8%
322 Congress Avenue
Austin, Texas 78701
Lester A. Levy*........................................     30,500(22)      17,000(23)       ***
2727 Chemsearch Boulevard
Irving, Texas 75062
Arturo Madrid, Ph.D.*..................................     27,050(24)       5,000(18)       ***
Trinity University
715 Stadium Drive
San Antonio, Texas 78212
James M. Moroney, Jr.(1)**.............................    497,510(25)   1,184,922(26)       2.7%
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265
Hugh G. Robinson**.....................................      3,600(27)       5,000(18)       ***
8150 N. Central Expressway
Suite 550
Dallas, Texas 75206
William T. Solomon*....................................     28,500(28)      35,000(23)       ***
3535 Travis, Suite 300
Dallas, Texas 75204
Thomas B. Walker, Jr.*.................................     34,500(29)      21,000(23)       ***
100 Crescent Court, Suite 1000
Dallas, Texas 75201
J. McDonald Williams*..................................     24,500(30)      21,000(23)       ***
3500 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
BankBoston Corporation++...............................  5,107,168             -0-           8.2%
100 Federal Street
Boston, Massachusetts 02110
GSB Investment Management, Inc.++......................  2,258,599             -0-           3.6%
301 Commerce Street, Suite 2001
Fort Worth, Texas 76012
Phoenix Investment Management, Company, L.P.++.........  4,065,879             -0-           6.5%
One Citizens Plaza
Providence, RI 02903
All directors and executive officers as a group (20
  persons).............................................  3,514,511(31)   5,195,405(32)      13.8%(33)

---------------

  * Director

 ** Director and Nominee

*** Less than one percent

 + Executive Officer

++ Shareholder

 (1) The family relationships among the directors, executive officers, and principal shareholders are as follows: James M. Moroney, Jr. is a cousin of Robert W. Decherd and Dealey D. Herndon; and Robert W. Decherd and Dealey
     D. Herndon are brother and sister.

 (2) Series B shares are convertible at any time on a share-for-share basis into Series A shares. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect these Series A shares that may be so deemed to be beneficially owned by the person listed. If the Series A shares into which Series B shares held are convertible were included in the Series A shares total, and if the percent of Series A shares so held were calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Mr. Decherd 5.4%; Mrs. Herndon 4.3%; Mr. Moroney 3.1%; and all directors and listed executive officers as a group 14.8%. All other persons listed would be deemed to own less than 1% of the Series A shares. See footnote (3).

 (3) "Percent of Class" is calculated by taking the total number of Series A shares and Series B shares beneficially owned by the person listed and dividing that number by the sum of the total number of Series A shares and Series B shares outstanding and the total number of Series A and Series B shares subject to options held by the person that were exercisable on or before sixty days following December 31, 1997. Series A shares outstanding reflects, as a result of the Company's acquisition of The Providence Journal Company, an additional 25,394,365 Series A shares that were issued on February 28, 1997 and distributed to the former stockholders of The Providence Journal Company.

 (4) Includes 47,130 Series A shares subject to presently exercisable options and 16,283 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan. Does not include 600 Series A shares owned by Mr. Decherd's wife, 2,320 Series A shares owned by Mr. Decherd's son, 44,340 Series A shares held in trusts for which Mr. Decherd serves as trustee, 72,924 Series A shares held in trusts for the benefit of Mr. Decherd's children, 166,130 Series A shares held in a grantor retained annuity trust established in 1996, 111,076 Series A shares held in a grantor retained annuity trust established in 1997, and 36,376 Series A shares held by The Decherd Foundation for which Mr. Decherd is a director, as to all of which shares Mr. Decherd disclaims beneficial ownership.

 (5) Does not include 600 Series B shares owned by Mr. Decherd's wife, 2,320 Series B shares owned by Mr. Decherd's son, 73,090 Series B shares held in trusts for which Mr. Decherd serves as trustee, and 65,104 Series B shares held in trusts for the benefit of Mr. Decherd's children, as to all of which shares Mr. Decherd disclaims beneficial ownership.

 (6) Includes 72,650 Series A shares subject to presently exercisable options and 11,319 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

 (7) Includes 65,500 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

 (8) Includes 96,340 Series A shares subject to presently exercisable options and 10,556 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

 (9) Includes 54,140 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(10) Includes 40,850 Series A shares subject to presently exercisable options and 4,396 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

(11) Includes 20,900 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(12) Includes 39,600 Series A shares subject to presently exercisable options and 4,306 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

(13) Includes 28,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 16,300 Series A shares owned by Mr. Bassett's adult children, as to which Mr. Bassett shares dispositive power, and 43,200 Series A shares held in trusts for the benefit of Mr. Bassett's children for which Mr. Bassett serves as trustee, as to all of which shares Mr. Bassett disclaims beneficial ownership.

(14) Includes 10,000 Series B shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan and 5,000 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan. Does not include 36,580 Series B shares owned by Mr. Bassett's adult children, as to which Mr. Bassett shares dispositive power, and 74,174 Series B shares held in trusts for the benefit of Mr. Bassett's children for which Mr. Bassett serves as trustee, as to all of which shares Mr. Bassett disclaims beneficial ownership.

(15) Includes 6,084 Series A shares held in a trust of which Mr. Becton is the beneficiary and trustee. Does not include 722 Series A shares held in a trust for Mr. Becton's wife and 10,841 Series A shares held in trusts for Mr. Becton's children, as to all of which shares Mr. Becton disclaims beneficial ownership.

(16) Does not include 21,142 Series A shares owned by Mrs. Burnham's adult children, as to which Mrs. Burnham shares dispositive power, and 95,993 Series A shares held in a trust for Mrs. Burnham's brother, for which Mrs. Burnham serves as a co-trustee, as to all of which shares Mrs. Burnham disclaims beneficial ownership.

(17) Includes 25,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(18) Includes 5,000 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(19) Includes 14,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(20) Includes 18,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 48,670 Series A shares owned by Mrs. Herndon's husband and 49,228 Series A shares held in trusts for which Mrs. Herndon serves as trustee, as to all of which shares Mrs. Herndon disclaims beneficial ownership.

(21) Includes 5,000 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan. Does not include 49,228 Series B shares held in trusts for which Mrs. Herndon serves as trustee, as to which shares Mrs. Herndon disclaims beneficial ownership.

(22) Includes 18,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 4,000 Series A shares owned by Mr. Levy's wife, 1,200 Series A shares owned by Mr. Levy's stepson and 1,200 Series A shares held in trusts for which Mr. Levy serves as co-trustee and Mr. Levy's son is beneficiary, as to all of which shares Mr. Levy disclaims beneficial ownership.

(23) Includes 10,000 Series B shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan and 5,000 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(24) Includes 26,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(25) Includes 28,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 21,000 Series A shares owned by Mr. Moroney's wife, as to which shares Mr. Moroney disclaims beneficial ownership.

(26) Includes 1,000,000 Series B shares held by a family limited partnership, of which Mr. Moroney is the managing general partner, 10,000 Series B shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan and 5,000 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan. Does not include 21,000 Series B shares owned by Mr. Moroney's wife, as to which shares Mr. Moroney disclaims beneficial ownership.

(27) Includes 2,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(28) Includes 28,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(29) Includes 28,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 10,000 shares owned by Mr. Walker's wife, as to which shares Mr. Walker disclaims beneficial ownership.

(30) Includes 18,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(31) Includes 534,570 Series A shares subject to presently exercisable options.

(32) Includes 276,440 Series B shares subject to presently exercisable options.

(33) Represents approximately 37.2% of the voting power of all outstanding shares of Common Stock.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting; provided, however, that in no event may a quorum consist of less than one-third of the outstanding shares of Common Stock entitled to vote. The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock entitled to vote is required to amend the Company's Certificate of Incorporation.

     A holder of Series A shares will be entitled to one vote per Series A share as to each matter properly brought before the Annual Meeting, and a holder of Series B shares will be entitled to 10 votes per Series B share as to each matter properly brought before the Annual Meeting. Subject to such differential voting rights, the holders of Series A shares and Series B shares vote together as a single class on all matters except with respect to (1) any amendments to the Company's Certificate of Incorporation that alter or change the powers, preferences, or special rights of their respective series so as to affect them adversely and (2) such other matters as require class votes under the Delaware General Corporation Law. Cumulative voting is not permitted in the election of directors. Abstentions and broker nonvotes, if applicable, are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. For matters requiring majority approval of the outstanding shares entitled to vote, abstentions and broker non-votes will have the effect of negative votes.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The bylaws of the Company provide that the Board of Directors is to be divided into three classes, approximately equal in number, with staggered terms of three years. Class I currently consists of five directors, Class II currently consists of six directors and Class III currently consists of seven directors. Of the seven current Class III directors, Mr. Peter B. Freeman, who was appointed in February 1997 by the Board of Directors to fill a vacancy in Class III, will not stand for re-election. With the exception of James M. Moroney, Jr. (as described below), the six nominees designated by the Board of Directors for election as Class III directors at the 1998 Annual Meeting will serve a three-year term if elected. The bylaws of the Company provide that a director who attains age seventy-five shall retire on the date of the annual meeting of shareholders next following his or her seventy-fifth birthday. As a result, Lester A. Levy, a Class I director, will retire on the date of the 1998 Annual Meeting. The Board of Directors does not currently intend to fill the two vacancies described above and intends to decrease the size of the Board to sixteen directors. As a consequence, shareholders will be entitled to vote for the six nominees designated by the Board of Directors for election as Class III directors.

     In connection with its acquisition of The Providence Journal Company ("Providence Journal") on February 28, 1997 (the "Merger"), the Company agreed that James M. Moroney, Jr., who has attained the age of seventy-five, will continue to serve on the Board of Directors until the Annual Meeting in the year 2000, if elected and willing and able to do so. Also in connection with the Merger, the Company agreed that Fanchon M. Burnham will serve one term as a Class I director and that Stephen Hamblett and Henry P. Becton, Jr. will serve on the Board, if elected and willing and able to do so, until their retirement in accordance with the Company's bylaws.

NOMINEES FOR DIRECTORS

     Class III Directors (Term expires in 2001)

PHOTO JUDITH L.         JUDITH L. CRAVEN, M.D., M.P.H., age 52, has served as a
CRAVEN                  director of the Company since December 1992. Since July
                        1992, she has served as President of the United Way of the
                        Texas Gulf Coast. From February 1983 to June 1992, Dr.
                        Craven served as Dean of the School of Allied Health
                        Sciences of the University of Texas Health Science Center at
                        Houston and from September 1987 to June 1992 as Vice
                        President of Multicultural Affairs for the University of
                        Texas Health Science Center. Dr. Craven is a member of the
                        Board of Directors of SYSCO Corporation.

PHOTO STEPHEN           STEPHEN HAMBLETT, age 63, has served as a director of the
HAMBLETT                Company since May 1997. Mr. Hamblett has been Chairman of
                        the Board, Chief Executive Officer and Publisher of The
                        Providence Journal Company since it became a wholly-owned
                        subsidiary of the Company in February 1997. From 1987 to
                        1997, he was Chairman, Chief Executive Officer and Publisher
                        of the pre-merger Providence Journal Company. Mr. Hamblett is currently a member of the Boards of Directors of the
                        Associated Press, the Newspaper Association of America and
                        the Inter American Press Association.

PHOTO DEALEY D.       DEALEY D. HERNDON, age 51, has served as a director of
HERNDON               the Company since May 1986. Since November 1995, Mrs.
                      Herndon has been President of Herndon, Stauch &
                      Associates, a project and construction management firm.
                      Mrs. Herndon is also currently the Chairman of the Board
                      of Directors of St. Edward's University. Mrs. Herndon
                      served from 1991 to September 1995 as the Executive
                      Director of the State Preservation Board of the State of
                      Texas, and she is a Trustee of the National Trust for
                      Historic Preservation in Washington, D.C.. She serves on
                      the Boards of Directors of the Friends of the Governor's
                      Mansion and Capital Area United Way in Austin, Texas.

PHOTO WARD L. HUEY,   WARD L. HUEY, JR., age 59, has served as a director of
JR.                   the Company since April 1982. He has been Vice Chairman of the Board and President, Broadcast Division since January
                      1987. He was President and Chief Executive Officer of the
                      Company's broadcasting subsidiary, Belo Broadcasting
                      Corporation, from April 1981 through December 31, 1986, at which time the stock ownership of the broadcasting
                      subsidiaries changed from Belo Broadcasting Corporation to the Company.



PHOTO JAMES M.        JAMES M. MORONEY, JR., age 76, has served as a director
MORONEY, JR.          of the Company since February 1952. He served as Chairman
                      of the Board of the Company from April 1984 through
                      December 1986, and from January 1983 through December 1986 he served as Chief Executive Officer of the Company. Mr.
                      Moroney currently serves as Chairman of the Board of
                      Trustees of the University of Dallas.



PHOTO HUGH G.         HUGH G. ROBINSON, age 65, has served as a director of
ROBINSON              the Company since May 1989. Mr. Robinson is Chairman and
                      Chief Executive Officer of The Tetra Group, Inc., a
                      construction management firm. He has held that position
                      since 1989, and for more than five years prior to such
                      date Mr. Robinson was President of Cityplace Development
                      Corporation, a real estate development subsidiary of the
                      Southland Corporation. Mr. Robinson is a former Chairman
                      and Board member of the Federal Reserve Bank of Dallas. He is currently a member of the Boards of Directors of
                      Guaranty Federal Savings Bank, Smith Environmental
                      Services, Inc. and Circuit City Stores, Inc. and is a
                      member of the Advisory Board of TU Electric Company.

DIRECTORS CONTINUING IN OFFICE

     Class I Directors (Term expires in 1999)

PHOTO JOHN W.         JOHN W. BASSETT, JR., age 60, has served as a director of
 BASSETT, JR.         the Company since March 1979. He is a practicing attorney
                      and is a partner in the law firm of Bassett & Copple, LLP
                      in Roswell, New Mexico. Prior to forming Bassett & Copple,
                      LLP in October 1995, Mr. Bassett was a stockholder in the
                      law firm of Atwood, Malone, Mann & Turner, P.A., Roswell,
                      New Mexico, for more than ten years.



PHOTO FANCHON M.        FANCHON M. BURNHAM, age 53, has served as a director of the
BURNHAM                 Company since May 1997. She served as a director of The
                        Providence Journal Company from 1992 to 1997. Since 1985,
                        Mrs. Burnham has been a partner in the accounting/consulting firm of F. M. Burnham & Associates in Washington, D.C..

PHOTO BURL OSBORNE      BURL OSBORNE, age 60, has served as a director of the
                        Company since January 1987. He has been President,
                        Publishing Division of the Company since November 1995.
                        Since January 1991, Mr. Osborne has been Publisher of The
                        Dallas Morning News, a subsidiary of the Company. Mr.
                        Osborne was President of The Dallas Morning News from 1985 through December 1990 and Editor of The Dallas Morning News, from 1985 through January 1997.

PHOTO J. MCDONALD       J. MCDONALD WILLIAMS, age 56, has served as a director of
WILLIAMS                the Company since April 1985. Mr. Williams is Chairman of
                        the Trammell Crow Company, a real estate services firm. From
                        1991 until July 1994, Mr. Williams was President and Chief
                        Executive Officer of Trammell Crow Company and from 1977 to
                        December 1990, he was managing partner of Trammell Crow
                        Company. Mr. Williams is a member of the Board of Directors of Mitchell Energy & Development Corp..

     Class II Directors (Term expires in 2000)

PHOTO HENRY P.          HENRY P. BECTON, JR., 54, has served as a director of the
BECTON, JR.             Company since May 1997. He served as a director of The
                        Providence Journal Company from 1992 to 1997. Since 1984,
                        Mr. Becton has been President and General Manager of WGBH
                        Educational Foundation. He is a member of the Board of
                        Directors of Public Broadcasting Service and Becton
                        Dickinson and Company and is a trustee or director of the
                        following investment companies managed by Scudder Kemper
                        Investments: Scudder Cash Investment Trust; Scudder
                        California Tax Free Trust; Scudder Municipal Trust; Scudder
                        State Tax Free Trust; Scudder Investment Trust; Scudder
                        Portfolio Trust; Scudder Funds Trust; Scudder GNMA Fund;
                        Scudder U.S. Treasury Money Fund; Scudder Tax Free Money
                        Fund; and Scudder Tax Free Trust.

PHOTO ROBERT W.         ROBERT W. DECHERD, age 46, has served as a director of the
DECHERD                 Company since March 1976. He has been Chairman of the Board and Chief Executive Officer of the Company since January
                        1987. Mr. Decherd became President of the Company in January
                        1994, and previously served as President from January 1985 through December 1986. From January 1984 through December
                        1986, he served as Chief Operating Officer. Mr. Decherd is a member of the Boards of Directors of CCBG Corporation and
                        Kimberly-Clark Corporation.

PHOTO ROGER A.          ROGER A. ENRICO, age 53, has served as a director of the
ENRICO                  Company since July 1995. He has been Chief Executive Officer of PepsiCo, Inc. since April 1996 and Chairman of the Board of PepsiCo, Inc. since November 1996. He served as Chairman and Chief Executive Officer of PepsiCo Worldwide Restaurants
                        from the end of 1994 and Vice Chairman of PepsiCo, Inc. from
                        1993 until November 1996. Mr. Enrico was Chairman and Chief
                        Executive Officer of PepsiCo Worldwide Foods from 1992 to
                        1993 and President and Chief Executive Officer of Frito-Lay,
                        Inc. from 1991 to 1992. Mr. Enrico is a member of the Boards of Directors of PepsiCo, Inc., Dayton Hudson Corporation,
                        The Prudential Insurance Company of America, Inc., The
                        College Fund/UNCF and Lincoln Center for the Performing
                        Arts.

PHOTO ARTURO MADRID     ARTURO MADRID, PH.D., age 59, has served as a director of
                        the Company since January 1994. He is the Norene R. and T.
                        Frank Murchison Distinguished Professor of the Humanities at
                        Trinity University in San Antonio, Texas. From 1984 to 1993
                        he served as the founding President of the Tomas Rivera
                        Center, a national institute for policy studies on Latino
                        issues. Previously, Dr. Madrid served as a director of the
                        Fund for the Improvement of Post-Secondary Education, U.S.
                        Department of Education and of the Ford Foundation's
                        Graduate Fellowship Program. In addition, he has held
                        academic and administrative positions at Dartmouth College, the University of California, San Diego, and the University
                        of Minnesota. Dr. Madrid is a member of the Council for
                        Foreign Relations and a fellow of the National Academy for
                        Public Administration. In 1996, he was awarded the Charles
                        Frankel Prize by the National Endowment for the Humanities.

PHOTO WILLIAM T.        WILLIAM T. SOLOMON, age 55, has served as a director of the
SOLOMON                 Company since April 1983. He is Chairman and Chief Executive
                        Officer of Austin Industries, Inc., a general construction company, a position he has held since 1987. Prior to 1987,
                        Mr. Solomon was President and Chief Executive Officer of
                        Austin Industries, Inc..

PHOTO THOMAS B.         THOMAS B. WALKER, JR., age 74, has served as director of the
WALKER, JR.             Company since April 1982. He has been a partner, either
                        general or limited, in the Goldman Sachs Group, L.P.,
                        investment bankers, since 1968. Mr. Walker is a member of
                        the Boards of Directors of NCH Corporation, SYSCO
                        Corporation and Riviana Foods, Inc..

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors held a total of eight meetings in 1997. Each director attended at least seventy-five percent of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has an Audit Committee, a Compensation Committee, and a Directors Planning Committee, all of the members of each of which are non-employee directors.

     Audit Committee. The Audit Committee consists of Roger A. Enrico, Dealey D. Herndon, Arturo Madrid, Fanchon M. Burnham, Henry P. Becton, Jr. and Hugh G. Robinson. Mr. Robinson serves as the Chairman of the Audit Committee. The Audit Committee consults with the Company's independent auditors and with personnel from the internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met two times during 1997.

     Compensation Committee. The Compensation Committee consists of John W. Bassett, Jr., Lester A. Levy, Judith L. Craven and J. McDonald Williams. Mr. Williams serves as Chairman of the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors for base salaries for executive officers and compensation packages for directors, approves bonus levels and option awards for executive officers, and administers, among other plans, the Company's 1995 Executive Compensation Plan, G. B. Dealey Retirement Pension Plan, Employee Savings and Investment (401(k)) Plan, Supplemental Executive Retirement Plan, and Management Security Plan. The Compensation Committee met three times during 1997.

     Directors Planning Committee. The Directors Planning Committee consists of Dealey D. Herndon, Lester A. Levy, James M. Moroney, Jr., Hugh G. Robinson, Thomas B. Walker, Jr., J. McDonald Williams and William T. Solomon. Mr. Solomon serves as Chairman of the Directors Planning Committee. The Directors Planning Committee reviews the long-range financial and strategic planning efforts of the Company and reviews possible nominees for positions on the Board of Directors. The Directors Planning Committee met three times in 1997.

                                  PROPOSAL TWO

                        PROPOSAL TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

GENERAL

     On February 13, 1998, the Company's Board of Directors approved a proposal to amend Article Four of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 450,000,000. The Board of Directors recommends that the shareholders of the Company approve the proposed amendment.

     As proposed, the Certificate of Incorporation shall be amended by deleting the first paragraph of Section 1 of Article Four and replacing it with the following:

          The aggregate number of shares of stock that the corporation shall have the authority to issue is four hundred fifty-five million (455,000,000) shares, of which five million (5,000,000) shares shall be Preferred Stock (the "Preferred Stock"), par value $1.00 per share, and four hundred fifty million (450,000,000) shares shall be Common Stock (the "Common Stock"), par value $1.67 per share.

     Shareholder approval of the proposed amendment to the Certificate of Incorporation will also authorize the Board of Directors and the officers of the Company to make such changes to the form of the amendment as may be necessary or appropriate to effect the required filing with the Secretary of the State of Delaware. The Company's Common Stock, including the proposed increase, may be issued in Series A, Series B or, if designated, Series C shares.

BACKGROUND AND PURPOSE OF THE PROPOSAL

     The Board of Directors believes that the increased number of authorized shares of Common Stock contemplated by the proposed amendment is desirable to make additional unreserved Common Stock available for issuance or reservation without further shareholder authorization, except as may be required by law or by the rules of the New York Stock Exchange ("NYSE"). The effect of the amendment will be to increase the number of shares of Common Stock that will be readily available, if more shares are needed, for issuance in connection with corporate purposes including, but not limited to, stock splits, stock dividends, financings, acquisitions and other future developments where issuance would be desirable. The Board of Directors believes having such additional shares of Common Stock available for such purposes without delay or the necessity for a special shareholders' meeting would allow the Company greater flexibility in considering potential future actions involving the issuance of Common Stock and would be beneficial to the Company.

     The Company has no definitive commitments, agreements or undertakings to issue any additional shares of Common Stock, other than in connection with outstanding options or other securities convertible into Common Stock. However, with the increase in the Company's stock price in the last fiscal year, the Company considers a stock split a possibility in the near future. As of December 31, 1997, the Company had 62,281,587 shares of Common Stock issued and outstanding. Given the current number of issued and outstanding shares and the number of shares reserved for issuance under the Company's benefit and compensation plans, a two-for-one stock split would place the number of shares issued and outstanding and shares held in treasury close to the limit of 150,000,000 currently authorized under the Company's Certificate of Incorporation. In order to preserve the Company's operational flexibility and in order to facilitate the possibility of a stock split, the Board of Directors has determined that it is in the best interests of the Company and its shareholders that the number of shares of Common Stock authorized for issuance under the Company's Certificate of Incorporation be increased as proposed.

     The proposed amendment will not affect the terms or the rights of the holders of issued and outstanding shares of Common Stock. If such additional authorized shares of Common Stock are subsequently issued to persons other than existing shareholders, the percentage interest of existing shareholders will be diluted.

     Shares of Common Stock represented by executed but unmarked Proxies will be voted "FOR" the proposed amendment to the Certificate of Incorporation, unless a vote against the proposed amendment or an abstention from voting is specifically indicated on the Proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

          NAME                    OFFICE CURRENTLY HELD            OFFICE HELD SINCE
          ----                    ---------------------            -----------------
Robert W. Decherd........  Chairman of the Board, President and        1987(1)
                           Chief Executive Officer
Ward L. Huey, Jr.........  Vice Chairman of the Board                  1987(1)
                           President, Broadcast Division
Burl Osborne.............  President, Publishing Division              1991(1)
                           Publisher, The Dallas Morning News
Michael J. McCarthy......  Senior Corporate Vice President/            1997(2)
                           General Counsel and Secretary
Michael D. Perry.........  Senior Corporate Vice President/            1997(3)
                           Chief Financial Officer

---------------

(1) Member of the Board of Directors. (See "Election of Directors" above for additional information.)

(2) Mr. McCarthy, age 53, has been Senior Corporate Vice President of the Company since July 1997. From January 1987 through June 1997 he was Senior Vice President. In addition, Mr. McCarthy has been Secretary and General Counsel since October 1985. He served as Vice President of the Company from 1985 to 1987. From 1973 to September 1985, Mr. McCarthy was an associate and then partner in the law firm of Dow, Lohnes & Albertson in Washington, D.C..

(3) Mr. Perry, age 51, has been Senior Corporate Vice President since July 1997. From November 1987 through June 1997 he was Senior Vice President and has served as Chief Financial Officer of the Company since November 1987. From January 1989 through December 1991, Mr. Perry was also Treasurer. He served as Vice President, Controller of the Company from January 1984 to November 1987.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996, and 1995 of the Chief Executive Officer and the other four most highly compensated executive officers (the "Senior Executives") of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                     ANNUAL COMPENSATION                 AWARDS
                                          -----------------------------------------   ------------
                                                                                       SECURITIES
                                                                          OTHER        UNDERLYING
            NAME AND                                                      ANNUAL        OPTIONS/      ALL OTHER
            PRINCIPAL                                                  COMPENSATION       SARS       COMPENSATION
            POSITION               YEAR   SALARY($)(1)   BONUS($)(2)      ($)(3)          (#)           ($)(4)
            ---------              ----   ------------   -----------   ------------   ------------   ------------
Robert W. Decherd                  1997     $625,000      $630,000         --           110,000        $ 81,317
Chairman of the Board,             1996     $625,000      $600,000         --           200,000        $ 75,540
President and Chief                1995     $559,700      $146,294         --            79,000        $ 75,540
Executive Officer
Ward L. Huey, Jr.                  1997     $525,000      $731,250         --            67,000        $203,855
Vice Chairman of the Board         1996     $525,000      $481,250         --           160,500        $122,374
President, Broadcast Division      1995     $444,000      $103,175         --            59,000        $122,529
Burl Osborne                       1997     $485,000      $702,500         --            55,000        $205,768
President, Publishing Division     1996     $485,000      $402,500         --           149,600        $152,650
Publisher, The Dallas Morning      1995     $427,000      $ 93,489         --            49,000        $153,059
News
Michael J. McCarthy                1997     $290,000      $415,688         --            18,600        $ 56,430
Senior Corporate Vice              1996     $290,000      $215,688         --            59,000        $ 45,625
President/General Counsel and      1995     $247,000      $ 50,684         --            19,000        $ 45,991
Secretary
Michael D. Perry                   1997     $280,000      $408,250         --            17,700        $ 44,563
Senior Corporate Vice              1996     $280,000      $208,250         --            59,000        $ 37,503
President/Chief Financial Officer  1995     $244,000      $ 50,069         --            19,000        $ 37,853

---------------

(1) These amounts include annual director fees of $25,000 for each of Mr. Decherd, Mr. Huey, and Mr. Osborne.

(2) Includes a one-time special bonus award to the Senior Executives in the following amounts: Ward L. Huey, Jr. -- $250,000; Burl Osborne -- $300,000; Michael J. McCarthy -- $200,000; and, Michael D. Perry -- $200,000. See "Compensation Committee Report on Executive Compensation -- Special Bonus Awards" on page 22.

(3) The total value of executive perquisites and benefits did not exceed the lesser of (1) $50,000 or (2) 10% of the total annual salary and bonuses for any executive officer listed above.

(4) Amounts in this column consist of the following dollar values of premiums for life insurance purchased on behalf of the named individuals under the Company's Management Security Plan, amounts contributed by the Company to the Company's Employee Savings and Investment Plan (a non-discriminatory retirement plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and amounts contributed to the Company's Supplemental Executive Retirement Plan (the "SERP") for 1997:

                                                                         EMPLOYEE
                                                          MANAGEMENT    SAVINGS AND
                                                           SECURITY     INVESTMENT         SERP
                                                             PLAN          PLAN        CONTRIBUTION
                                                             ($)            ($)            ($)
                                                          ----------    -----------    ------------
Robert W. Decherd.......................................   $15,724        $5,225         $ 60,638
Ward L. Huey, Jr........................................   $19,861        $5,225         $178,769
Burl Osborne............................................   $20,087        $5,225         $180,456
Michael J. McCarthy.....................................   $ 9,465        $5,225         $ 41,740
Michael D. Perry........................................   $ 6,546        $5,225         $ 32,792

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     Since 1989 the Company has made annual grants of stock options to executive officers and other key employees under its Executive Compensation Plan. The stock options described below were awarded under the Company's 1995 Executive Compensation Plan (the "1995 Plan"). During 1997, all options granted were for Series B shares, and no limited stock appreciation rights were granted. The following table provides additional information regarding options granted during 1997 to the named executive officers:

                                          NUMBER OF    % OF TOTAL
                                          SECURITIES    OPTIONS
                                          UNDERLYING   GRANTED TO   EXERCISE                GRANT DATE
                                           OPTIONS     EMPLOYEES    OR BASE                  PRESENT
                                           GRANTED     IN FISCAL     PRICE     EXPIRATION     VALUE
                  NAME                      (#)(1)        YEAR       ($/SH)       DATE        ($)(2)
                  ----                    ----------   ----------   --------   ----------   ----------
Robert W. Decherd.......................   100,000(3)    11.40%      $52.75     12/19/07    $1,812,717
                                            10,000(4)     1.14%      $44.31      7/24/07    $  171,244
Ward L. Huey, Jr........................    67,000        7.64%      $52.75     12/19/07    $1,214,520
Burl Osborne............................    55,000        6.27%      $52.75     12/19/07    $  996,994
Michael J. McCarthy.....................    18,600        2.12%      $52.75     12/19/07    $  337,165
Michael D. Perry........................    17,700        2.02%      $52.75     12/19/07    $  320,851

---------------

(1) Except as noted in footnote (4), all options shown above become exercisable in increments of 40% after one year and 30% after years two and three. Upon the occurrence of a Change in Control (as defined in the 1995 Plan), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence). The 1995 Plan provides for the payment of the exercise price of an option with shares of Common Stock which have been held for at least six months, or with the approval of the Compensation Committee, with shares which have been held for less than six months. In addition, the 1995 Plan permits an optionee under certain circumstances to cause the Company to withhold shares issued upon the exercise of an option granted under the plan in payment of the taxes due upon the exercise of such option.

(2) These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Securities and Exchange Commission for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables as described below, and it is not intended to estimate, and has no direct correlation to, the value of stock options that an individual will actually realize. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. With the exception of the special grant of 10,000 options to Mr. Decherd, which was based on substantially similar assumptions, the values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the past 20 quarters, ending with the third quarter of
    1997) -- .1719; risk free rate of return -- 6.03%; dividend yield -- .919%; time of exercise -- 10 years; and discount for risk of forfeiture -- 3%.

(3) Includes a one-time special grant to Mr. Decherd of 20,900 options in December 1997. See "Compensation Committee Report on Executive Compensation -- CEO Compensation."

(4) Reflects a one-time special grant of options to Mr. Decherd in July 1997. These options will become exercisable in increments of 40% after five years and 30% after years six and seven. See "Compensation Committee Report on Executive Compensation -- CEO Compensation."

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table shows information concerning the exercise of stock options during 1997 by the named executive officers and the estimated value of unexercised options held by such individuals at year-end:

                                                                                NUMBER OF       VALUE OF
                                                                               SECURITIES      UNEXERCISED
                                                                               UNDERLYING     IN-THE-MONEY
                                                                              OPTIONS/SARS    OPTIONS/SARS
                                               SHARES                           AT FY-END       AT FY-END
                                              ACQUIRED                           (#)(2)          ($)(3)
                                             ON EXERCISE     VALUE REALIZED   EXERCISABLE/    EXERCISABLE/
                  NAME                           (#)             ($)(1)       UNEXERCISABLE   UNEXERCISABLE
                  ----                     ---------------   --------------   -------------   -------------
Robert W. Decherd........................      87,299(4)       $1,603,382         47,130/      $1,423,603/
                                                                                  301,701      $ 4,427,234
Ward L. Huey, Jr.........................      64,940(5)       $2,019,174        138,150/      $3,604,259/
                                                                                  221,000      $ 3,415,650
Burl Osborne.............................           0                   0        150,480/      $4,242,904/
                                                                                  199,460      $ 3,176,138
Michael J. McCarthy......................           0                   0         61,750/      $1,753,223/
                                                                                   75,700      $ 1,244,738
Michael D. Perry.........................           0                   0         60,500/      $1,711,953/
                                                                                   74,800      $ 1,241,700

---------------

(1) Based on the closing price of the Company's Series A shares on the NYSE on the respective exercise dates, less the exercise price of the options.

(2) Of the exercisable options, the following numbers of shares underlying options are for Series B shares for each named executive officer: Mr. Decherd -- 0 shares; Mr. Huey -- 65,500 shares; Mr. Osborne -- 54,140 shares; Mr. McCarthy -- 20,900 shares; and Mr. Perry -- 20,900 shares. The remaining exercisable options are for Series A shares. All of the unexercisable options presented are options for Series B shares.

(3) Based on the closing price of $56.125 of the Company's Series A shares on the NYSE -- Composite Transactions on December 31, 1997.

(4) All of the shares of the Company's Common Stock that were acquired by Mr. Decherd upon the exercise of stock options were Series B shares, and were held by Mr. Decherd.

(5) All of the shares of the Company's Common Stock that were acquired by Mr. Huey upon the exercise of stock options were Series A shares, and were simultaneously sold by Mr. Huey.

COMPENSATION PURSUANT TO CERTAIN RETIREMENT PLANS

     Pension Plan. The Company maintains a non-contributory pension plan available to substantially all of its employees who have completed one year of service and have reached 21 years of age. The following table reflects the expected annual benefits, computed on a 10-year certain and life annuity basis, payable under the plan to a fully vested executive officer of the Company upon retirement at age 65 after the credited years of service and at the annual remuneration levels set forth in the table.

     AVERAGE ANNUAL
      COMPENSATION                                   YEARS OF SERVICE(1)(2)
         DURING            --------------------------------------------------------------------------
    FINAL FIVE YEARS          10         15         20         25         30         35         40
    ----------------       --------   --------   --------   --------   --------   --------   --------
  $150,000...............  $ 20,661   $ 30,991   $ 41,321   $ 51,651   $ 61,982   $ 72,312   $ 80,562
  $250,000...............  $ 35,161   $ 52,741   $ 70,321   $ 87,901   $105,482   $123,062   $124,046
  $350,000...............  $ 49,661   $ 74,491   $ 99,321   $124,046   $124,046   $124,046   $124,046
  $450,000...............  $ 64,161   $ 96,241   $124,046   $124,046   $124,046   $124,046   $124,046
  $550,000...............  $ 78,661   $117,991   $124,046   $124,046   $124,046   $124,046   $124,046
  $650,000...............  $ 93,161   $124,046   $124,046   $124,046   $124,046   $124,046   $124,046
  $750,000...............  $107,661   $124,046   $124,046   $124,046   $124,046   $124,046   $124,046
  $850,000 or above......  $122,161   $124,046   $124,046   $124,046   $124,046   $124,046   $124,046

---------------

(1) Benefits listed in the table above are not subject to reduction for Social Security amounts.

(2) The table above does not reflect all of the limitations on accrued benefits imposed by Section 415 of the Code, which currently limits such benefits to $125,000. Prior to January 1, 1983, actual benefits were accrued subject to a maximum limitation of $136,425. The table also does not reflect the limitations imposed by Section 401(a)(17) of the Code on annual compensation to be taken into account in determining pension benefits, which in 1997 was limited to $160,000.

     The Company's pension plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment. Compensation covered under the plan includes regular pay plus overtime, bonuses, commissions and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Company matching contributions to the Employee Savings and Investment Plan. A participant's interest in the plan becomes fully vested upon completion of five years of credited service, or upon attainment of age 62, whichever first occurs. Retirement benefits under the plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur at age 62 or age 55 with five years of service. The plan also provides for the payment of death benefits. As of December 31, 1997, the five executive officers named in the Summary Compensation Table above have credited years of service under the plan as follows: Mr. Decherd -- 24 years; Mr. Huey -- 37 years; Mr. Osborne -- 17 years; Mr. McCarthy -- 12 years; and Mr. Perry -- 18 years. The covered compensation of such persons under the pension plan is substantially the same as the annual compensation indicated in the Summary Compensation Table on page 13, except that such covered compensation was capped at $160,000 for all participants in 1997.

     Upon the occurrence of certain events, (1) the benefits of all active participants in the pension plan become fully vested and nonforfeitable and (2) the excess of plan assets over the present value of accrued benefits, if any, are applied to provide active participants with an additional vested benefit equivalent to the benefit such participants should have received under Department of Labor Regulations Section 2618.32(a), as in effect prior to July 1, 1996, if the plan had then terminated. The events giving rise to (1) and (2) above are generally identical to those giving rise to a "Change in Control," as defined in the Company's 1995 Plan. A "Change in Control" is generally defined in the 1995 Plan as the commencement of a tender offer or exchange offer, a change in control (which is deemed to occur when any group, entity, or other person that theretofore beneficially owned less than 30% of the total number of outstanding shares of Common Stock acquires shares, which acquisition results in such group, entity, or person having more than 30% beneficial ownership), approval or consummation of certain mergers, sales, exchanges, or dispositions of the Company's assets, or certain changes in the composition of the Board of Directors of the Company during any period of two consecutive years.

     Management Security Plan. The Management Security Plan was instituted as of January 1, 1980 to provide retirement and death benefits at a reduced cost through group rates to a select group of management and highly compensated employees, including the five executive officers listed in the Summary Compensation Table above, who contribute materially to the growth, development, and success of the Company. The Management Security Plan, other than the amounts of benefits awarded thereunder, is administered by a committee that serves at the discretion of the Board of Directors, the members of which committee may be participants in the plan. The Management Security Plan is currently administered by the Compensation Committee, none of whose members is a participant in the plan. The Management Security Plan provides for a death benefit equal to 50% of the participant's salary at the date the participant elected to participate in the plan payable for 10 years thereafter or until the participant would have reached age 65 (whichever is longer), plus an additional payment equal to the participant's full salary for the first year after death. If the participant survives to year 65, then such amounts will be paid out over 10 years after retirement. Under the terms of the plan, additional insurance is purchased upon a participant entering into the plan and upon each salary increase for any plan participant. However, in 1988 the Company determined to freeze the level of benefits under the Management Security Plan, and no additional participants have been added to the plan since such time. The estimated annual benefits under the Management Security Plan payable upon retirement at age 65 to each of the executive officers named in the Summary Compensation Table are as follows: Mr. Decherd -- $384,589; Mr. Huey -- $120,007; Mr. Osborne -- $74,227; Mr.
McCarthy -- $104,250; and Mr. Perry -- $86,635. Amounts contributed to the Management Security Plan by the Company on behalf of the five executive officers named in the Summary Compensation Table for 1997 are set forth in footnote (4) to the Summary Compensation Table on page 14 above.

     Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan (the "SERP") was adopted by the Compensation Committee in December 1992 for senior corporate officers and other key executives selected by the Compensation Committee. This group includes the five executive officers named in the Summary Compensation Table on page 14. The SERP's purpose is to help offset the Code limits on the Company's qualified retirement plans. The SERP's specific objective, when combined with the Company's Pension Plan, Employee Savings and Investment Plan, and Management Security Plan, is to provide a benefit at age 65 of 60% of final average pay (the average of the total salary and bonus during the last five completed calendar years of employment) to the senior corporate officers and a benefit of 55% of final average pay to all other participants. However, since the SERP is a defined contribution plan, the actual benefit to be received by any participant will be dependent on the participant's account balance at the time of retirement. As the contributions to the SERP are based on a participant's salary and bonus, the actual amount of the contributions made on behalf of a participant will vary based on a number of factors, of which Company performance is a primary factor. (See "Executive Compensation Plan" under "Compensation Committee Report on Executive Compensation" on pages 20-22 for a discussion of Company performance and its effect on the amount of salary and bonus paid to executives.) The payment of benefits under the SERP will be subject to the same terms and conditions described above for the payment of benefits under the Company's Pension Plan. (See the description of the Company's Pension Plan on page 17 above. See also footnote (4) to the Summary Compensation Table on page 14 above for the amounts contributed to the SERP by the Company on behalf of the Senior Executives and the Chief Executive Officer for 1997.) The Company has established a trust to hold the contributions to the SERP, which contributions will be subject to the claims of the Company's creditors. As a result of the establishment of the trust, benefits payable under the SERP will be protected in the event of a change in control of the Company.

COMPENSATION OF DIRECTORS

     In 1997, directors received an annual retainer of $25,000 for serving on the Company's Board of Directors, and non-employee directors also received $1,250 for each meeting of the Board of Directors attended. Directors who are committee chairmen (all of whom are non-employee directors) received $2,500 for each committee meeting chaired. Non-employee directors received $1,250 for each committee meeting attended.

     Since May 1988, non-employee directors of the Company have automatically received upon their first election to the Board a one-time grant of options to purchase 20,000 shares of the Company's Common Stock (as adjusted). Thereafter, on each annual meeting date, each non-employee director has automatically received additional non-qualified options to purchase 5,000 shares of Common Stock. In December 1995, the Compensation Committee authorized the use of Series B shares for both purposes.

     At the regular meeting of the Board of Directors in December 1997, the Board adopted a revised compensation plan for directors as recommended by the Compensation Committee following its consideration of a comparative study of director compensation prepared by the Committee's independent compensation consultant. The changes are designed to ensure that the Company's directors are compensated at a competitive level with respect to comparable companies and that incentives and opportunities for ownership of Company stock are provided to directors.

     In accordance with the revised directors compensation plan, beginning on the date of the 1998 Annual Meeting non-employee directors will receive an annual compensation package of $85,000 ($90,000 if a committee chair). One-half of this amount will be paid in stock options for Series B shares (valued at their fair market value on the date of grant), with exercise prices equal to the closing price on the date of grant. Directors may elect in advance to receive all or a portion of the remaining amount in additional stock options for Series B shares or in cash. No additional fee will be paid for attendance at regularly scheduled Board and committee meetings; attendance at special meetings will be compensated at $1,250 per meeting ($2,500 for a committee chair). Directors who are employees of the Company will no longer receive retainers for Board service, but instead received increases in their 1998 base compensation and target bonus amounts which, when combined, would total $25,000.

CERTAIN TRANSACTIONS

     In September 1996, the Company entered into an agreement with a subsidiary of Austin Industries, Inc. relating to certain renovations of The Dallas Morning News, Inc.'s Plano printing plant and distribution center. The agreement provided for total payments of approximately $1.7 million, of which approximately $1.0 million was paid during the year ended December 31, 1997. William T. Solomon, a director of the Company, is Chairman and Chief Executive Officer of Austin Industries, Inc..

     In June and September 1997, the Company entered into underwriting agreements with Goldman, Sachs & Co. and other investment banking firms relating to the Company's public offering of $1,000,000,000 aggregate principal indebtedness. Thomas B. Walker, Jr., a director of the Company, is a limited partner in the Goldman Sachs Group, L.P., an affiliate of Goldman, Sachs & Co..

     The Company believes that all of the above-described contracts were on terms as favorable as would have been received from independent third parties.

     In connection with the Providence Journal Merger, the Company agreed to assume and perform all employment, severance, consulting and other compensation agreements between Providence Journal and its directors, officers and employees, including Stephen Hamblett, a current director of the Company. In May 1997, the Company paid Mr. Hamblett $3,542,106 in satisfaction and termination of these obligations to him.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") is composed entirely of independent outside directors. The Board of Directors has delegated to the Committee the authority to review, consider and determine the compensation of the Company's executive officers. The Committee follows the guidelines of the Company's Executive Compensation Plan (the "ECP"), under which the Committee makes recommendations to the Board of Directors regarding salary levels for executive officers and makes the final determination regarding bonuses and awards of stock options and other stock-based compensation to such persons under the 1995 Plan (which was approved by the Company's shareholders at the 1995 Annual Meeting).

EXECUTIVE COMPENSATION PLAN

     The ECP was implemented January 1, 1989, replacing the Company's previously existing management incentive plans. The key elements of the ECP are an annual base salary, an annual target bonus opportunity, and long-term incentive awards issued under the 1995 Plan. The ECP is administered by the Committee, the members of which are not eligible to participate in the ECP. Officers of the Company and its subsidiaries, including the Chief Executive Officer and the senior executive officers listed in the Summary Compensation Table on page 14 (the "Senior Executives") are automatically eligible to participate in the ECP. The Committee selects additional participants according to their ability to affect significantly the profitability of the Company. Levels of compensation for participants other than the Chief Executive Officer and the Senior Executives are determined in a manner similar to that described below for the Senior Executives.

     The ECP is designed to provide a competitive level of compensation to key executives, managers and professionals through annual compensation as well as long-term awards. The goals of the ECP are: (1) to establish a competitive compensation program to attract, retain and motivate employees in those positions that most directly affect the Company's overall performance, and (2) to encourage coordinated and sustained effort toward enhancing the Company's performance and maximizing the Company's value to its shareholders. The receipt by participants of bonus amounts is entirely dependent upon the achievement of Company financial performance targets.

     Long-term incentive awards (stock options or other stock-based awards) are granted in December of each year. At the same time, base salary levels and bonus opportunities are established for the following year. The Committee considers an ECP participant's annual compensation package to include the long-term incentive awards granted in December of the prior year, plus base salary and bonus opportunity as determined for the current fiscal year. However, the rules of the Securities and Exchange Commission require the reporting of compensation on a calendar year basis. Consequently, the compensation packages presented herein include base salary and bonus opportunities earned in 1997, which were established by the Committee in December 1996, and option awards granted in December 1997.

     The Committee works closely with the Chief Executive Officer and the Chief Financial Officer in formulating its recommendations. It is the policy of the Company to strive to establish a level for each element of a participant's compensation that is approximately equal to the seventy-fifth percentile for comparable companies. This target percentile was established at a level the Committee believes is necessary to attract and retain outstanding executives. For comparative purposes, the Committee reviews a special cut survey of peer media companies in determining base salaries and bonus opportunities and a broader survey of companies in determining long-term incentive awards. The survey is conducted by a nationally recognized compensation consultant. The companies included in both the general compensation survey and the special cut survey vary somewhat from those included in the group of peer companies indicated in the Performance Graph on page 23 because certain companies included in the peer group do not participate in the compensation survey and some companies that participate in the compensation survey are not public companies.

     Base Salary. The base salaries of the Senior Executives for 1997 were set at levels approximating the target percentile of the special cut survey aimed for by the Committee and did not change from 1996.

     Annual Performance Bonus Opportunity. Each ECP participant has an opportunity to earn an annual bonus based entirely upon the financial performance of the participant's organizational entity. The Committee uses a percent of the base salary of each ECP participant to establish the participant's bonus opportunity range, based on survey comparisons. The Committee annually reviews minimum, target and maximum levels of financial performance for each organizational entity, based on business plans developed by Company management. Each Senior Executive's bonus opportunity is based on the financial performance of the Company as a whole. Bonus amounts for ECP participants are determined shortly following the end of each calendar year. If minimum performance levels have not been achieved, participants earn no bonuses. Performance at the target level earns participants 100% of their bonus amounts, and performance at the maximum level earns participants 175% of their bonus amounts.

     If performance falls between the minimum level and the target level, participants receive a prorated amount up to the target bonus amount reflecting performance in excess of the minimum level. If performance falls between the target and maximum performance levels, participants receive 100% of their bonus amounts, plus an additional pro rata amount reflecting performance in excess of the target level. The Committee believes that linking the bonus opportunity directly to financial performance gives ECP participants an incentive to focus on management objectives. As a result of the Company's financial performance during 1997, the bonuses of the Senior Executives set forth in the Summary Compensation Table on page 14 (less the special bonus awards described below) represent approximately 175% of their respective target bonus amounts.

     Long-Term Awards. The long-term incentive component of the ECP is designed to encourage the retention of key executives, and the ultimate value of long-term awards is determined by the Company's performance as reflected in the market price of its stock. The Committee assigns to each ECP participant a long-term incentive factor, expressed as a percent of base salary. The Committee strives to set long-term incentive levels for participants that would place them at approximately the seventy-fifth percentile of the survey considered by the Committee. In recommending levels of long-term incentive awards for participants, the Committee attempts to estimate the present value of these awards, assuming that the Company's growth approximates media industry norms, and making use of the Black-Scholes Option Pricing Model. The participant's long-term incentive factor times annual compensation reflects the estimated present value of the awards.

     Stock Options. A total of 158,300 options for the Company's Series B shares were granted to Senior Executives in 1997 under the 1995 Plan. The Committee established an exercise price for such options equal to the market price of the Series A shares on the date of grant. (See the Option/SAR Grants in Last Fiscal Year table on page 15, which reflects estimated present values of such options, based on the indicated assumptions.) The Committee has never granted options at exercise prices other than the market price of the Series A shares on the date of grant and has never adjusted such prices retroactively (except pursuant to antidilution provisions upon the Company's distribution by dividend of Series B shares in May 1988 and pursuant to a two-for-one stock split in the form of a dividend on each outstanding share of the Company's Common Stock that was paid in June 1995).

     While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of its Common Stock at any particular point in time, the decision as to whether this value will be realized in any particular year is primarily determined by each individual executive. Accordingly, in analyzing annual compensation levels, the Committee does not consider gains realized during any particular year by any of the Senior Executives as a result of individual decisions to exercise stock options or to sell restricted shares received in previous years. (See the Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values table on page 16 for the amounts realized by the Senior Executives from option exercises in 1997 and the estimated unrealized value of unexercised options held by such persons as of December 31, 1997.)

SPECIAL BONUS AWARDS

     In December 1997, the Committee determined to award a one-time special bonus to certain key employees of the Company in recognition of their outstanding efforts in the successful integration of the businesses acquired from Providence Journal during 1997. The amount of the bonuses awarded to each Senior Executive is as follows: Mr. Huey -- $250,000; Mr. Osborne -- $300,000; Mr. McCarthy -- $200,000; and Mr. Perry -- $200,000.

CEO COMPENSATION

     Mr. Decherd is a participant in the ECP. In December 1997, the Committee awarded Mr. Decherd stock options for 79,100 Series B shares. This amount corresponds to the target percentile indicated by the compensation survey considered by the Committee. In addition, Mr. Decherd was awarded special grants of options for 10,000 Series B shares in July 1997 and, in lieu of the special cash bonus award described above, options for 20,900 Series B shares in December 1997 in recognition of his efforts with respect to the Providence Journal acquisition and the integration of the businesses acquired. See footnotes (3) and (4) to the Options/SAR Grants in Last Fiscal Year table on page 16.

     Mr. Decherd's base salary remained unchanged from 1996. Mr. Decherd's 1997 bonus amount under the ECP was determined solely in relation to the consolidated financial performance of the Company and its subsidiaries. As a result of the Company's performance in 1997, Mr. Decherd received 175% of the applicable target bonus amount.

ONE MILLION DOLLAR LIMIT ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar limit on the deductibility of certain compensation paid to the Chief Executive Officer and the Senior Executives for tax years beginning on or after January 1, 1994. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the limit. The 1995 Plan permits the Company to grant awards that are not subject to the deduction limit established by Section 162(m) of the Code. The Committee intends to grant awards that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives. The special bonus awards to the Senior Executives described above are not subject to the deduction limit.

Respectfully submitted,

COMPENSATION COMMITTEE

John W. Bassett, Jr.
Judith L. Craven
Lester A. Levy
J. McDonald Williams, Chairman

                               PERFORMANCE GRAPH

     The following graph compares the annual cumulative total shareholder return on an investment of $100 on December 31, 1992 in the Company's Series A shares, based on the market price of the Series A shares and assuming reinvestment of dividends, with the cumulative total return of a similar investment in companies on the Standard & Poor's 500 Stock Index and in a group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. The Company's peer group is composed of the following companies:
BHC Communications, Inc.; Central Newspapers, Inc.; Dow Jones & Company, Inc.; Gannett Company, Inc.; Granite Broadcasting Corporation; Knight-Ridder, Inc.; Lee Enterprises, Inc.; McClatchy Newspapers, Inc.; Media General, Inc.; The New York Times Company; Pulitzer Publishing Company; The E. W. Scripps Company; Times Mirror Company; Tribune Company; The Washington Post Company; and Young Broadcasting Corporation. The Company is not included in the calculations of peer group cumulative total shareholder return on investment.

               Measurement Period                    A.H. Belo
             (Fiscal Year Covered)                  Corporation         S&P 500          Peer Group
12/31/92                                                       100               100               100
12/31/93                                                       128               110               118
12/31/94                                                       138               112               111
12/31/95                                                       171               153               140
12/31/96                                                       174               188               173
12/31/97                                                       283               251               261

                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM MICHAEL J. McCARTHY, SECRETARY, 400 SOUTH RECORD STREET, DALLAS, TEXAS 75202.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, served as independent auditors for the Company for the fiscal year ended December 31, 1997, and will serve in such capacity for the current fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the Annual Meeting.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the 1999 Annual Meeting of Shareholders, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, not later than December 30, 1998. Such proposals, and any nomination of candidates for election as directors, must comply with the bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                             By Order of the Board of Directors

                                                    MICHAEL J. McCARTHY
                                                         Secretary

Dated: April 3, 1998

                       YOUR PROXY CARD IS ATTACHED BELOW.

                     Please read and follow the instructions
                      carefully and detach and return your
                      completed proxy card in the enclosed
                             postage-paid envelope.

                                   DETACH HERE
-------------------------------------------------------------------------------
----------------
[FRONT]

                                      BELO

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF A. H. BELO
                                  CORPORATION

     The undersigned hereby appoints Robert W. Decherd and Ward L. Huey, Jr., or any one or both of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the Common Stock of A. H. Belo Corporation held of record by the undersigned on March 20, 1998, at the Annual Meeting of Shareholders to be held on May 13, 1998, and any adjournment or postponement thereof.

     This Proxy, when properly executed will be voted in the manner directed herein, by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" all nominees listed in Proposal ONE and "FOR" the proposal to amend the Company's Certificate of Incorporation listed in Proposal TWO.

     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                 --------------
                                                                   SEE REVERSE
                (continued and to be signed on the reverse side)      SIDE
                                                                 --------------
-------------------------------------------------------------------------------
-------------
[BACK]

 [X]     Please mark
         votes as in
         this example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION LISTED IN PROPOSAL TWO.

1.  Election of the following nominees as Class
III Directors (Term expires in 2001).
NOMINEES: Judith L. Craven, M.D.,M.P.H.,
Stephen Hamblett, Dealey D. Herndon,
Ward L. Huey, Jr., James M. Moroney, Jr.,              2. Proposal to amend the Company's       FOR   AGAINST   ABSTAIN
and Hugh G. Robinson.
                                                           Certificate of Incorporation         [ ]     [ ]       [ ]
[ ] FOR   [ ] WITHHOLD AUTHORITY

[ ]                                                    3. At the discretion of such Proxies on any
    ------------------------------------               other matter that properly may come before
    INSTRUCTIONS:  To withhold authority               the meeting or any adjournment thereof.
    to vote for any individual  nominee,
    write the nominee's name in the space                       MARK HERE
    provided above.                                             FOR ADDRESS    [ ]
                                                                CHANGE AND
                                                                NOTE AT LEFT

                                                       PLEASE MARK, DATE AND SIGN AS YOUR NAME
                                                       APPEARS AT LEFT AND RETURN IN THE ENVELOPE.


Please sign exactly as name appears.                   authorized officer. If a partnership,
When shares are held by joint tenants,                 please sign in partnership name by
both should sign. When signing as                      authorized person.
attorney, executor, administrator,
trustee or guardian, please give full
title as such. If a corporation, please
sign in full corporate name by President
or other


                                   Signature
Signature:                         if held jointly:                        Date:
           ------------------------                  --------------------         ------------

                        YOUR PROXY CARD FOR YOUR 401(k)
                           SHARES IS ATTACHED BELOW.

  Please read and follow the instructions carefully and detach and return your completed proxy card in the enclosed postage-paid envelope.

         If you own shares of Belo Common Stock outside of the plan listed below, a Proxy Statement has been sent to you under separate cover along with another proxy card relating to those shares. Please review the Proxy Statement carefully before returning your proxy cards.

                                  DETACH HERE
--------------------------------------------------------------------------------
[FRONT]
                                      BELO

                 TO PARTICIPANTS IN THE A.H. BELO CORPORATION
                    EMPLOYEE SAVINGS AND INVESTMENT PLAN:

         As a participant in the Employee Savings and Investment Plan with full shares of the Company's Common Stock allocated to your account as of March 20, 1998, you may instruct the Trustee how to vote such shares at the Annual Meeting of Shareholders to be held on May 13, 1998. Your instructions to the Trustee will be held in strict confidence and will be made available only to the inspectors of election at the Annual Meeting, none of whom is an employee of the Company. Under the terms of the Plan, you have the right to give voting instructions for all shares allocated to your account. Please use the other side of this form in giving your instructions.

         Any shares held by the Trustee as to which it has not received voting instructions by May 11,1998 will be voted in the same manner, proportionately, as the shares in the Plan as to which voting instructions have been received. Any shares held by the Trustee as to which it has been instructed to sign the Board of Directors proxy, with no additional instructions to the contrary indicated, will be voted FOR Item ONE, the election of Class III Directors, and FOR Item TWO, the approval of the proposal to amend the Company's Certificate of Incorporation.

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                    Trustee                        SEE REVERSE
                (continued and to be signed on the reverse side)       SIDE

--------------------------------------------------------------------------------
[BACK]
         Please mark
[   ]    votes as in
         this example

U.S. TRUST COMPANY OF CALIFORNIA, N.A. YOU ARE HEREBY INSTRUCTED TO SIGN THE BOARD OF DIRECTORS PROXY. YOU ARE FURTHER INSTRUCTED TO DIRECT THE PROXY HOLDERS TO VOTE AS FOLLOWS:

1.  Election of the following nominees as Class III Directors
    (Term expires in 2001).

    NOMINEES: Judith L. Craven, M.D.,M.P.H., Stephen Hamblett, Dealey D. Herndon, Ward L. Huey, Jr., James M. Moroney, Jr., and Hugh G. Robinson.

[   ]    FOR     [   ]      WITHHOLD AUTHORITY

[   ]    ----------------------------------------------------------------------
         INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above.

2.  Proposal to amend the Company's     FOR   AGAINST    ABSTAIN
    Certificate of Incorporation       [   ]   [   ]      [   ]

3. At the discretion of such Proxies on any other matter that properly may come before the meeting or any adjournment thereof.

         MARK HERE
         FOR ADDRESS   [   ]
         CHANGE AND
         NOTE AT LEFT

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS AT LEFT AND RETURN IN THE ENVELOPE.

I hereby authorize U.S. Trust Company of California, N.A., as Trustee under the Employee Savings and Investment Plan, to vote the shares of Common Stock held for my account under the Employee Savings and Investment Plan at the Annual Meeting in accordance with instructions given above. U.S. Trust Company of California, N.A. has appointed The First National Bank of Boston as Agent to tally the votes.

                                           Signature
Signature:                                 if held jointly:                                Date:
          --------------------------------                 -------------------------------      --------------------------


                                   U.S. TRUST

                             NOTICE TO PARTICIPANTS
                                     IN THE
                             A. H. BELO CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN

Dear Plan Participant:

     Enclosed with this notice is a Proxy Statement of A. H. Belo Corporation (the "Company") describing the Annual Meeting of Shareholders to be held on May 13, 1998 (the "Annual Meeting"). The Annual Meeting will be for the purpose of
(i) electing Class III Directors ("Item 1") and (ii) approving the proposal to amend the Company's Certificate of Incorporation ("Item 2"). The Proxy Statement has been prepared by the Board of Directors of the Company in connection with the business to be transacted at the Annual Meeting.

DIRECTIONS TO THE TRUSTEE

     Only U.S. Trust Company of California, N.A., as trustee (the "Trustee") of the A. H. Belo Corporation Employee Savings and Investment Plan (the "Plan"), can vote the shares of the Company stock ("Shares") held by the Plan. However, under the terms of the Plan, you as a participant are entitled to instruct the Trustee how to vote the Shares allocated to your account.

     Enclosed with this notice is a confidential voting instruction card provided to you for the purpose of instructing the Trustee how to vote the Shares concerning the above matters. Your participation in this matter is important. Please take the time to complete the instruction card and return it in the enclosed self-addressed and stamped envelope. You may instruct the Trustee to vote FOR or WITHHOLD AUTHORITY on Item 1, and FOR, AGAINST or ABSTAIN on Item 2. The Board of Directors has appointed an administrative committee (the "Committee") as named fiduciary, which will have the discretion to vote the Shares in the event you do not provide instructions to the Trustee.

     The Trustee will vote all Shares of the Plan in accordance with the instructions set forth on the voting instruction cards that are received by the Trustee on or before May 7, 1998, unless the Trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date and return a voting instruction card but do not check any boxes on the card, the Trustee will vote your Shares FOR Item 1 and FOR Item 2.

CONFIDENTIALITY AND INSTRUCTIONS

     Your vote is strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of the Company or to anyone else, except as otherwise required by law. Therefore, feel completely free to instruct the Trustee to vote your Shares in the manner you think best.

VOTING DEADLINE

     Because of the time required to tabulate voting instructions from participants before the Annual Meeting, the Trustee must establish a cut-off date for receiving your instruction cards. The cut-off date established by the Trustee is May 7, 1998. The Trustee cannot insure that instruction cards received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and return your instruction card on or before May 7, 1998, in the envelope provided for your convenience. If the Trustee does not receive timely instructions from you with respect to your Shares, the Trustee will vote such Shares, as directed by the Committee, in the same manner, proportionately, as the Shares in the Plan as to which voting instructions have been received.

FURTHER INFORMATION

     IF YOU ARE A DIRECT SHAREHOLDER OF A. H. BELO CORPORATION, YOU WILL RECEIVE, UNDER SEPARATE COVER, PROXY SOLICITATION MATERIALS, INCLUDING THE NOTICE OF THE 1998 ANNUAL MEETING AND PROXY STATEMENT. THEREFORE, THE PROXY STATEMENT IS NOT INCLUDED IN THIS MAILING. INCLUDED WITH THE PROXY SOLICITATION MATERIALS YOU WILL RECEIVE AS A DIRECT SHAREHOLDER IS A PROXY CARD, WHICH YOU MUST USE TO VOTE YOUR DIRECTLY-OWNED SHARES. THAT CARD CANNOT BE USED TO DIRECT THE VOTING OF SHARES HELD BY THE PLAN. YOU MUST USE THE ENCLOSED VOTING INSTRUCTION CARD TO VOTE YOUR SHARES HELD BY THE PLAN.

     If you have questions regarding the information provided to you, you may contact the Trustee at the following toll-free number between 8:00 a.m. and 5:00 p.m. Pacific Time, Monday through Friday:

                                 (800) 535-3093

     Your ability to instruct the Trustee how to vote your Shares held in the Plan is an important part of your rights as a participant. Please consider the enclosed material carefully and return your voting instructions to us promptly.

April 3, 1998
                                          U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                          as Trustee of the
                                          A. H. BELO CORPORATION
                                          EMPLOYEE SAVINGS AND INVESTMENT PLAN